UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 3, 2023

Brown-Forman Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-00123	61-0143150
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

850 Dixie Highway,	Louisville,	Kentucky	40210
(Address of Principal Executive Offices)			(Zip Code)

Registrant’s telephone number, including area code: (502) 585-1100

Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock (voting), $0.15 par value	BFA	New York Stock Exchange
Class B Common Stock (nonvoting), $0.15 par value	BFB	New York Stock Exchange
1.200% Notes due 2026	BF26	New York Stock Exchange
2.600% Notes due 2028	BF28	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

364-Day Term Loan Credit Agreement

On January 3, 2023, Brown-Forman Corporation (the “Company”) entered into a $600,000,000 senior unsecured 364-day term loan credit agreement (the “Term Loan Agreement”) with the lenders party thereto, U.S. Bank National Association, as Administrative Agent, Bank of America, N.A., Citibank, N.A. and JPMorgan Chase Bank, N.A., as Co-Syndication Agents, The Bank of Nova Scotia, as Documentation Agent, and U.S. Bank National Association, BofA Securities, Inc., Citibank N.A. and JPMorgan Chase Bank, N.A., as Joint Lead Arrangers and Joint Bookrunners. On January 3, 2023, the lenders advanced loans under the Term Loan Agreement in the amount of $400,000,000. The Term Loan Agreement permits one additional borrowing. Borrowings under the Term Loan Agreement mature on January 2, 2024, and, at the option of the Company, can be prepaid before that date without penalty or premium.

The borrowings under the Term Loan Agreement will be used for working capital and general corporate purposes, including, without limitation, acquisitions, including the acquisition of the Diplomático Business (as defined and discussed below), share repurchases, distributions to shareholders and/or the repayment of amounts owing in respect of certain notes issued by the Company that are due January 2023.

Borrowings under the Term Loan Agreement will bear interest at rates equal to, (1) for each Term SOFR loan, the sum of the term SOFR screen rate for the applicable Interest Period plus the applicable rate plus an adjustment of 0.10% and (2) for each ABR Loan, at the alternate base rate. The alternate base rate equals, for any day, a rate of interest per annum equal to the highest of (a) zero percent, (b) the Prime Rate, (c) the sum of the Federal Funds Effective Rate plus 0.50% per annum and (d) the Adjusted Term SOFR Screen Rate (without giving effect to the applicable rate) for a one-month Interest Period plus 1.00%.

The Term Loan Agreement contains representations, warranties and terms and conditions customary for agreements of this type, including covenants with regards to mergers, consolidations and asset sales, certain incurrence of secured indebtedness and sale and leaseback transactions. The Term Loan Agreement also provides for certain events of default, including failure to observe covenants under the Term Loan Agreement, an event of default under the Five-Year Credit Agreement (as defined below) and any other material indebtedness and certain bankruptcy related events. The occurrence of any event of default under the Term Loan Agreement could result in the borrowings thereunder becoming due and immediately repayable.

The foregoing summary of the Term Loan Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Term Loan Agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference. Capitalized terms used in this “364-Day Term Loan Credit Agreement” section but not defined herein shall have the respective meanings set forth in the Term Loan Agreement.

Revolving Five-Year Credit Agreement Amendment

On January 3, 2023, the Company entered into Amendment No. 2 (the “Amendment”) to its Amended and Restated Five-Year Credit Agreement, dated as of November 10, 2017 (as previously amended, the “Five-Year Credit Agreement”), with U.S. Bank National Association, as Administrative Agent, and the other lenders party thereto.

The Amendment, among other things, updates the benchmark interest rate provisions to replace LIBOR with Term SOFR as the reference rate for purposes of calculating interest under the Five-Year Credit Agreement.

Except as amended by the Amendment, the remaining terms of the Five-Year Credit Agreement remain in full force and effect. The material terms of the Five-Year Credit Agreement are described in the Company’s Current Reports on Form 8-K (File No. 001-00123) filed with the Securities and Exchange Commission (the “SEC”) on November 13, 2017 and November 12, 2021.

The foregoing summary of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, a copy of which is attached as Exhibit 10.2 hereto and is incorporated herein by reference. Capitalized terms used in this “Revolving Five-Year Credit Agreement Amendment” section but not defined herein shall have the respective meanings set forth in the Amendment.

From time to time, the Company and the respective lenders under the Term Loan Agreement and the Five-Year Credit Agreement (or affiliates of such lenders) may engage in other transactions involving financial services, including interest rate swap or hedging arrangements, repurchases of shares of the Company’s common stock, commercial paper or other debt transactions, cash management services, financial advisory services, corporate trust services, investment banking services and commercial banking services.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” of this Current Report on Form 8-K regarding the Term Loan Agreement is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On January 5, 2023, the Company issued a press release announcing the completion of its previously announced acquisition of the Diplomático Business, a copy of which is attached as Exhibit 99.1 hereto and is incorporated in this Item 7.01 by reference.

The information pursuant to this Item 7.01, including the information in Exhibit 99.1, is being furnished and shall not be deemed “filed” for any purpose, including for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 8.01. Other Events.

As previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on October 12, 2022, the Company entered into a Securities and Asset Purchase Agreement (the “Purchase Agreement”), dated October 6, 2022, with Destillers United Group S.L. (“DUG”) and Destilerias Unidas Corp. (“DUSA Corp.” and, together with DUG, the “Selling Parties”), whereby the Company agreed to purchase, subject to the satisfaction or waiver of the conditions set forth therein, the “Diplomático” and “Botucal” rum brands and the associated business of marketing, distributing and selling rum products under the brand name “Diplomático” or “Botucal” or derivations thereof (the “Diplomático Business”). On January 5, 2023, the Company completed the acquisition of the Diplomático Business.

On January 4, 2023, prior to the completion of the acquisition of the Diplomático Business, the Company and the Selling Parties amended the Purchase Agreement (such amendment, “SAPA Amendment No. 1”) to, among other items, extend the date on which the Purchase Agreement may be terminated if Closing (as defined in the Purchase Agreement) has not occurred on or before January 11, 2023, modify the list of individuals with whom the Company will enter into restrictive covenant agreements, clarify the procedures whereby the Company will extend offers of employment to employees of the Selling Parties or their respective affiliates and revise certain terms related to the calculation of inventory of the Diplomático Business.

The foregoing description of SAPA Amendment No. 1 does not purport to be complete and is subject to, and qualified in its entirety by, the full text of SAPA Amendment No. 1, a copy of which is attached as Exhibit 10.3 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Credit Agreement, dated as of January 3, 2023, among Brown-Forman Corporation and certain lenders party thereto, U.S. Bank National Association, as Administrative Agent, Bank of America, N.A., Citibank, N.A. and JPMorgan Chase Bank, N.A., as Co-Syndication Agents, The Bank of Nova Scotia, as Documentation Agent, and U.S. Bank National Association, BofA Securities, Inc., Citibank N.A. and JPMorgan Chase Bank, N.A., as Joint Lead Arrangers and Joint Bookrunners. [portions of Exhibit have been omitted]

10.2	Amendment No. 2 to Amended and Restated Five-Year Credit Agreement, dated as of January 3, 2023, among Brown-Forman Corporation, U.S. Bank National Association, as Administrative Agent, and the other lenders party thereto. [portions of Exhibit have been omitted]

10.3	Amendment No. 1 to Securities and Asset Purchase Agreement, dated as of January 4, 2023, by and among Brown-Forman Corporation, Destillers United Group S.L., and Destilerias Unidas Corp. [portions of Exhibit have been omitted]

99.1	Brown-Forman Corporation Press Release dated January 5, 2023 (furnished under 7.01).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROWN-FORMAN CORPORATION
(Registrant)

Date: January 5, 2023	/s/ Jaileah X. Huddleston
Jaileah X. Huddleston
Vice President, Associate General Counsel - Regional and Corporate Secretary